UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 17, 2017

STAR GAS PARTNERS, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14129	06-1437793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West Broad Street, Suite 310, Stamford, CT 06902
(Address of Principal Executive Offices) (Zip Code)

(203) 328-7310
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 17, 2017, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership” or “Star”), issued a press release announcing that the Partnership was advised by Kestrel Energy Partners, LLC ("Kestrel") that Kestrel has distributed approximately 12.7 million common units of limited partnership interests of Star held by its wholly-owned subsidiary KM2, LLC (“KM2”) to its Members in accordance with the terms of Kestrel’s and KM2’s operating agreements, respectively.  Following the distribution of these units, Kestrel, through its wholly-owned subsidiary Kestrel Heat, LLC, the general partner of the Partnership, will continue to own 325,729 general partner units and 500,000 common units of the Partnership.  A copy of the press release is furnished within this report as Exhibit 99.1.

The information in this report is being furnished, and is not deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1   A copy of the Star Gas Partners, L.P. Press Release dated February 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P. By: Kestrel Heat, LLC (General Partner)

Date: February 17, 2017	By:	/s/ Richard Ambury
Richard Ambury
Chief Financial Officer